T 732.544.5544    F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE

Contact:  Robert Mosby, QMed, Inc. - 732-544-5544 x 1107


QMed, Inc. Reports Third Quarter Results
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Eatontown, New Jersey, September 30, 2005 - QMed, Inc. (NASDAQ Symbol: QMED)
today announced financial results for the third quarter ending August 31, 2005. Revenues for the three months were $5,504,634 compared to $3,273,083 a year ago. Net income was $992,937 or $0.05 per share fully diluted compared to a net loss of $(1,180,896) or $(0.08) per share in the year earlier. The Company had working capital of approximately $22,400,000 at August 31, 2005 compared to working capital of approximately $5,800,000 at November 30, 2004.

Net income for the quarter included $500,000 of revenue related to the arbitration settlement with Centre Insurance. Net income was affected by approximately $154,000 of implementation costs associated with work on the Medicare Advantage Special Needs Plan in South Dakota for the Company's QMedCare, Inc., subsidiary. The Company also incurred approximately $156,000 of development costs associated with its Health e Monitoring, Inc., subsidiary. While it is anticipated that these implementation and development costs will increase during the rest of the fiscal year, our disease management business to health plans is expected to remain profitable.

Michael W. Cox, QMed president and CEO said, "We are pleased with third quart profits and positive cash flow, particularly considering that we spent in excess of $300,000 in the quarter funding continued development of our QMedCare Medicare Advantage Special Needs Plan in South Dakota and our Health e Monitoring subsidiary. We are obviously gratified as well by yesterday's federal approval of our South Dakota project with DAKOTACARE. As previously indicated, enrollment of members is scheduled for January 2006. We believe that the market potential for such projects operating as Medicare Special Needs Plans is very large, whether on a company sponsored or other venture basis. We believe that entry into this market, only recently created by Medicare reform, represents the natural next step for realizing increased value from our experience and expertise in operating our evidence-based clinical information management systems for our Health Plan customers and in Medicare demonstrations."

"Health e Monitoring, as we have previously remarked, allows QMed its first potential access to the employer and consumer markets, both of which appear likely to grow rapidly in the future. We will, therefore, continue its development in anticipation of near- and long-term business," Cox concluded.

About QMed, Inc.
----------------
QMed provides evidence-based clinical information management systems around the country to its health plan customers. The system incorporates Disease Management services to patients and decision support to physicians. The Company's QMedCare subsidiary specializes in serving high-risk populations of Medicare beneficiaries. Health e Monitoring is QMed's subsidiary offering weight, obesity and health promotion programs. The Company has been selected and operates in two Medicare Demonstrations to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.

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T 732.544.5544    F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE

9/30/05 - Page 2 of 4

                                           QMED, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                              August 31, 2005     November 30, 2004
                                                                              ---------------     -----------------
ASSETS                                                                           (unaudited)
Current assets
Cash and cash equivalents                                                          1,796,176            3,292,571
Investments                                                                       20,610,567            2,097,362
Accounts receivable, net of allowances of  $38,445 and $52,690, respectively       3,773,704            2,750,507
Inventory, net of reserve                                                             36,186               38,355
Due from Centre                                                                      500,000                    -
Prepaid expenses and other current assets                                            367,938              440,620
                                                                                ------------         ------------
                                                                                  27,084,571            8,619,415

Property and equipment, net of accumulated depreciation                            1,064,855            1,180,050
Product software development costs, net                                            1,067,127              858,022
Acquired intangibles, net                                                            489,945                    -
Other assets                                                                         499,368              132,136
Investment in joint ventures                                                          41,968               47,854
                                                                                ------------         ------------
                                                                                  30,247,834           10,837,477
                                                                                ============         ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses                                              1,480,024              817,234
Leases payable, current portion                                                      137,138              119,757
Accrued salaries and commissions                                                     472,409              416,382
Fees reimbursable to health plans                                                     29,535              161,178
Contract billings in excess of revenues                                            2,501,029            1,245,862
Deferred warranty revenue                                                             16,713               23,652
Income taxes payable                                                                  14,210               16,000
                                                                                ------------         ------------
                                                                                   4,651,058            2,800,065

Leases payable - long term                                                           119,310              146,742
                                                                                ------------         ------------
                                                                                   4,770,368            2,946,807

Commitments and Contingencies                                                              -                    -
Stockholders' equity
   Common stock $.001 par value; 40,000,000 shares authorized;
   16,739,189 and 15,150,054 shares issued and 16,717,189 and
   15,128,054 outstanding, respectively                                               16,739               15,150
Paid-in capital                                                                   50,820,827           35,961,800
Accumulated deficit                                                              (25,265,286)         (28,004,017)
Accumulated other comprehensive income
  Unrealized loss on securities available for sale                                   (19,189)              (6,638)
                                                                                ------------         ------------
                                                                                  25,553,091            7,966,295

Less treasury stock at cost, 22,000 common shares                                    (75,625)             (75,625)
                                                                                ------------         ------------
Total stockholders' equity                                                        25,477,466            7,890,670
                                                                                ------------         ------------
                                                                                  30,247,834           10,837,477
                                                                                ============         ============

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T 732.544.5544    F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE

9/30/05 - Page 3 of 4

                                           QMED, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   (Unaudited)



                                                  For the Three     For the Three     For the Nine       For the Nine
                                                  Months Ended      Months Ended      Months Ended       Months Ended
                                                 August 31, 2005   August 31, 2004   August 31, 2005    August 31, 2004
                                                 --------------    --------------    --------------     --------------
Revenue
   Disease management services                   $    5,457,173    $    3,205,583    $   15,582,065     $   10,612,374
   Medical equipment                                     47,461            67,500           140,952            178,410
                                                 --------------    --------------    --------------     --------------
                                                      5,504,634         3,273,083        15,723,017         10,790,784
                                                 --------------    --------------    --------------     --------------

Cost of revenue
   Disease management services                        1,772,489         2,341,253         5,366,341          6,954,692
   Medical equipment                                     54,824            38,923           132,979            117,627
                                                 --------------    --------------    --------------     --------------
                                                      1,827,313         2,380,176         5,499,320          7,072,319
                                                 --------------    --------------    --------------     --------------

Gross profit                                          3,677,321           892,907        10,223,697          3,718,465
                                                 --------------    --------------    --------------     --------------

Selling, general and
  administrative expenses                             2,062,529         1,772,054         5,853,627          5,623,117
Research and development expenses                       347,434           209,032           924,286            707,322
                                                 --------------    --------------    --------------     --------------

Income (loss) from operations                         1,267,358        (1,088,179)        3,445,784         (2,611,974)

Interest expense                                         (6,967)           (8,610)          (21,052)           (24,334)

Interest income                                         140,371             3,023           261,653             51,906

Loss in operations of
  joint ventures                                       (334,825)          (83,130)         (792,103)          (287,880)

Other income                                                  -                 -             2,849              8,703
                                                 --------------    --------------    --------------     --------------
Income (loss) before income tax
  provision                                           1,065,937        (1,176,896)        2,897,131         (2,863,579)

Provision for state income taxes                        (73,000)           (4,000)         (158,400)           (12,000)
                                                 --------------    --------------    --------------     --------------

Net income (loss)                                $      992,937    $   (1,180,896)   $    2,738,731     $   (2,875,579)
                                                 ==============    ==============    ==============     ==============

Basic earnings (loss) per share
   Weighted average shares outstanding               16,687,769        14,763,466        16,370,175         14,718,292
                                                 --------------    --------------    --------------     --------------

   Basic earnings (loss) per share               $          .06    $         (.08)   $          .17     $         (.20)
                                                 ==============    ==============    ==============     ==============

Diluted earnings (loss) per share
  Weighted average shares outstanding                18,559,698        14,763,466        18,343,191         14,718,292
                                                 --------------    --------------    --------------     --------------

  Diluted earnings (loss) per share              $          .05    $         (.08)   $          .15     $         (.20)
                                                 ==============    ==============    ==============     ==============

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T 732.544.5544    F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE

9/30/05 - Page 4 of 4


Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.


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